UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2009
BRADY CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 1-14959

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS.
     On June 29, 2009, Brady Corporation (the “Corporation”) completed the purchase of approximately $67 million aggregate principal amount of its outstanding Series 2004-A Senior Notes due 2014, Series 2006-A Senior Notes due 2016, and Series 2007-A Senior Notes due 2017 pursuant to its previously announced cash tender offer. The tender offer was made pursuant to an Offer to Purchase, dated May 28, 2009, and the related Letter of Transmittal. The purchase price for the notes included the payment of the face value of the notes plus accrued and unpaid interest from the last interest payment date to and including the date of close. The Corporation utilized a portion of its cash on hand and available credit facilities to fund the purchase of the notes pursuant to this offer.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION
Date: June 29, 2009	/s/ Thomas J. Felmer
Thomas J. Felmer
Senior Vice President & Chief Financial Officer